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                                                                    EXHIBIT 23.4


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of McCaw International, Ltd., Inc. on Form S-4 of our report on the financial statements of Wireless Venture of Brazil, Inc. for the year ended December 31, 1996, dated March 27, 1997, appearing in the Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Registration Statement.

Deloitte & Touche LLP
Seattle, Washington

July 18, 1997